Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 16, 2018, (except for the first paragraph of Note 3, as to which the date is April 25, 2018 and the fifth paragraph of Note 3, as to which the date is May 7, 2018) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-224244)) and related Prospectus of Trinity Merger Corp. for the registration of 34,500,000 units, consisting of common stock and warrants.

Honolulu, Hawaii
May 7, 2018